Exhibit 10.1

AMENDMENT NO. 2

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 27, 2015 by and between CDS BUSINESS SERVICES, INC. (“Borrower”), a Delaware corporation, the Lenders signatory hereto (each a “Lender” and collectively the “Lenders”) and STERLING NATIONAL BANK in its capacity as administrative and collateral agent (“Agent”).

BACKGROUND

Borrower, Agent and Lender are parties to a Loan and Security Agreement dated as of February 28, 2011, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of December 5, 2012 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders make certain amendments to the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

(a) Item 6 of Annex 2 (definition of Borrowing Base) is hereby deleted in its entirety and replaced by the following:

“6. Definition of Borrowing Base

“Borrowing Base” shall mean an amount not to exceed the following as shown on Agent’s records at any time and as reported by the Borrower prior to each request for a Revolving Loan and in a Borrowing Base Certificate as required by this Agreement:

(a)	Up to the lesser of (i) 85% of Eligible Client Advances or (ii) 85% of Eligible Customer Obligations, in each case (less maximum discounts, credits and allowances which may be taken by or granted to Account debtors in connection therewith in the ordinary course of Borrower’s business) payable not more than ninety (90) days from the date of invoice, and for which invoices have been issued and are payable; provided that such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution (as determined by the Agent based on the results of the most recent twelve (12) month period for which the Agent has conducted a field audit of Borrower) exceeds five percent (5%), PLUS

(b)	Up to 35% of the cost (as computed in accordance with GAAP) of Eligible Inventory not exceeding the lesser of (i) the Eligible Inventory Sublimit and (ii) in the case of Clients with respect to which the Borrower has made advances based on Inventory (“Client Inventory Advances”), 70% of the net funds advanced by the Borrower (net of all reserves) constituting Client Inventory Advances as of the date of the applicable Borrowing Base Certificate, PLUS

(c)	Up to the lesser of (x) $750,000 and (y) 100% of the cash collateral posted by Newtek pursuant to the Guaranty and then-maintained with the Agent (and not applied by the Agent for any purposes after the occurrence and during the continuance of a Default or an Event of Default), which, as of the Closing Date, shall be $750,000 (seven hundred fifty thousand dollars) MINUS

(d)	An amount equal to 100% of the LC Obligations at such time, if any, MINUS

(e)	such reserves as the Agent elects, in its sole discretion, to establish from time to time.”

(b) Item 7 of Annex 2 (Eligible Accounts) is hereby deleted in its entirety and replaced by the following Items 7A, 7B and 7C:

7A. Eligible Accounts

(a)	Maximum days to maturity re invoices: payment must be due no more than ninety (90) days after the date of the relevant invoice (see clause (m) of “Eligible Customer Obligations”)

(b)	Maximum days past maturity re invoices: payment must be made no more than ninety (90) days after the date of the relevant invoice (see clause (m) of “Eligible Customer Obligations”)

(c)	Maximum percentage of invoices with maturity longer than that set forth in (a) above and past due beyond the number of days set forth in (b) above, per Account Debtor: fifty percent (50%) (see clause (m) of “Eligible Customer Obligations”)

7B. Eligible Inventory

Inventory of the Borrower’s account debtors (each a “Client” and collectively “Clients”) which meets the following requirements:

(a) it is owned by the Client, the Client has the right to subject it to a security interest in favor of the Borrower and it is subject to a first priority perfected security interest in favor of the Borrower and to no other claim, lien, security interest or encumbrance whatsoever;

(b) the lien in favor of Borrower is fully assignable to and enforceable by Bank;

(c) it is located within the United States and is not in transit unless bills of lading therefor are consigned to the Borrower and said bills of lading are assignable to Bank;

(d) if held for sale or lease or furnishing under contracts of service, it is new and unused, neither slow moving nor obsolete (as determined in accordance with GAAP), and free from defects;

(e) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless the Client has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to the Borrower, in form and substance acceptable to the Bank, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as the Bank shall require;

(f) it consists only of finished goods or raw materials;

(g) it specifically does not consist of or include packaging materials, supplies, samples or marketing materials; and

(h) the Borrower has delivered to the Bank documents and instruments demonstrating to the Bank’s satisfaction the matters described in subsections (a) through and including (g).

7C. Eligible Inventory Sublimit

$2,500,000”.

(c) Subparagraph (h) of the definition of Eligible Customer Obligations is hereby deleted and replaced with “(h) [Reserved]”.

3. Borrowing Base Certificate. The form of Borrowing Base Certificate is hereby replaced by the form attached hereto as Exhibit A.

4. Representations, Warranties and Covenants of Newtek. Reference is made to that certain Loan and Security Agreement, of even date herewith, by and among the parties hereto (the “504 Facility Loan Agreement”). The parties hereto hereby agree that the representations, warranties, and covenants applicable to Newtek Business Services Corp. (“Newtek”) in the Loan Agreement, as well as any Events of Default pertaining to Newtek, shall be deemed deleted unless such representations, warranties and covenants expressly apply to Newtek in the 504 Facility Loan Agreement. Further, to the extent the events of default applicable to Borrower and/or Newtek under the 504 Facility Loan Agreement (the “504 Defaults”) are in any respect less stringent than the Events of Default in the Loan Agreement (e.g., time periods, grace and notice periods), said less stringent requirements shall be deemed to apply to Events of Default under the Loan Agreement.

5. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction, in form and substance satisfactory to Agent and its counsel, of the following conditions precedent: (i) Agent shall have received four (4) copies of this Amendment and (ii) receipt by Agent of the following documents:

(a) good standing certificates for Borrower and Guarantor issued by the Secretary of States of their formation;

(b) updated schedules to the Loan Agreement;

(c) a reaffirmation of the Guarantor’s obligations under the Guaranty in form and substance acceptable to Agent;

(d) [reserved];

(e) resolutions of Borrower and Guarantor governing body authorizing the execution of this Amendment, the documents related thereto and their performance pursuant thereto, certified by their respective secretaries and being true, correct, complete and in effect as of the execution hereof and in form and substance satisfactory to Agent;

(f) a copy of the Borrower’s and Guarantor’s organizational documents amended, changed or otherwise supplemented since February 28, 2011, certified by their respective secretaries as being true, correct, complete and in effect;

(g) an incumbency certificate for Borrower and Guarantor, showing the names of the officers, directors, and equity holders of Borrower and Guarantor; and

(h) such other documents, instruments, records, opinions, assurances and papers relating to Borrower, Guarantor and Junior Creditors as Agent or its counsel may reasonably require, all in form and substance satisfactory to Agent and its counsel.

6. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and is enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

7. Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and, as more fully described herein, are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly set forth herein, operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

11. Reaffirmation and Ratification. As a condition to Agent and Lenders entering into this Amendment, continuing to provide financial accommodations to Borrower and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Borrower hereby:

(a) Acknowledges that the Loan Agreement has been amended by this Amendment as of the Amendment No. 2 Effective Date; and

(b) Acknowledges and confirms that notwithstanding the execution of this Amendment and the consummation of the transactions contemplated hereby or any other facts or circumstances (a) all terms and provisions contained in the guaranties and the Loan Documents to which such Person is a party, are, and shall remain, in full force and effect in accordance with their respective terms as the same may have been amended and/or restated in connection with the transactions contemplated by this Amendment including, without limitation, the increase in the dollar amount of the Obligations and (b) the security interests and liens heretofore granted, pledged and/or assigned as security for such Person’s obligations to Agent and Lenders shall not be impaired, limited or affected in any manner whatsoever by reason of such Person entering into this Amendment; and

(c) Represents, warrants, and confirms the non-existence of any offsets, defenses, or counterclaims to its respective obligations under the Loan Documents or other documents to which such Person is a party; and

(d) Acknowledges and confirms that any security interests and liens heretofore granted, pledged and/or assigned as security to Agent for its benefit and the benefit of Lenders under the Loan Agreement and the other Loan Documents continue in full force and effect in favor of Lender; and

(e) Releases, remises, acquits and forever discharges Agent, each Lender and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary entities, parent entities, and related divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to Loan Agreement and the other Loan Documents (all of the foregoing hereinafter called the “Released Matters”). Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

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IN WITNESS WHEREOF, the undersigned has set their hands or caused these presents to be executed by their proper corporate officers the day and year first above written.

WITNESS:	CDS BUSINESS SERVICES, INC.

/s/ Robert Fraley	By:	/s/ Barry Sloane
		Name:	Barry Sloane
		Title:	Chief Executive Officer

AGENT AND LENDER: STERLING NATIONAL BANK, AS AGENT AND LENDER

	By:	/s/ Leonard Rudolph
		Name:	Leonard Rudolph
		Title:	Senior Vice President

REAFFIRMATION, ACKNOLEDGEMENT, AND CONSENT OF GUARANTOR

The undersigned heretofore executed and delivered to the Agent and the Lenders one or more Loan Documents in support of the Obligations, referred to above. The undersigned hereby acknowledges and consents to the Amendment No. 2 as set forth above and agrees to be bound thereby and confirms that the Loan Documents executed by it, and all of the obligations of the undersigned thereunder, remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any amendment or modification to the Loan Agreement or any of the Loan Documents referred to therein shall not be required as a result of this consent having been obtained. The undersigned acknowledges that the Agent and the Lenders are relying on the assurances provided herein in entering into the Amendment No. 2 set forth above and maintaining credit outstanding to the Borrower.

WITNESS:	NEWTEK BUSINESS SERVICES CORP., successor by merger to Newtek Business Services, Inc.

/s/ Robert Fraley	By:	/s/ Barry Sloane
		Name:	Barry Sloane
		Title:	Chief Executive Officer

Exhibit A

Form of Borrowing Base Certificate

(see attached)

STERLING NATIONAL BANK

BORROWING BASE CERTIFICATE

Date:

To: Sterling National Bank (the “Agent”):

Re:	Revolving Loans evidenced by that certain Loan and Security Agreement, dated as of February 28, 2011, as the same has been and may be further amended, modifies, extended, supplemented, and amended and restated from time to time (the “Loan Agreement”), by CDS BUSINESS SERVICES, INC. (“Borrower”) in favor of the Agent in the face amount of $10,000,000 (the “Revolving Loans”).

Computation of Borrowing Base

CDS Business Services, Inc. (“Borrower”):

1	Gross Accounts Receivable (Customer Obligations)
less: Credits/Returns
less: Retail Accounts
2	Net Accounts Receivable
Less: Over 90 Days (commercial)
Concentrations
Credits over 90
Disputes
Related Entity
Bill and Hold
Unsatisfactory Credit
Cross Aging
Foreign Accounts
3	Total Ineligible
4	Net Eligible A/R Collateral (Customer Obligations) - (2)-(3)
5	Borrowers Net Investment Balance (Per Schedule III)
6	Approved Advance Percentage		85%
7	Approved Advance Percentage multiplied by Net Investment (Eligible Client Advances)-See Schedule III
8	Eligible Inventory
9	Inventory Advance Percentage		35%
10	Lesser of (x) $2,500,000 and (y) the product of (8) and (9)
11	Lesser of (x) Cash Collateral Pledged by Parent and (y) $750,000
12	Maximum Amount of Revolving Loans	$10,000,000
13	Outstanding Amount of Revolving Loans
14	(12) – (13)
12	Net Amount Available = Lesser of (x) 14 and (y) (7) + (10) + (11)